Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FutureCore Acquisition Corporation

We consent to the use in this Registration Statement on Form S-1 of our report dated July 17, 2026 (except for Notes 1, 2, 3, 4, 5, 6, 7 and 9, which are dated September 11, 2026), relating to the financial statements of FutureCore Acquisition Corporation.

We further consent to the reference to our firm under the caption “Experts” in the Registration Statement.

Rowland Heights, California

September 11, 2026